Exhibit 99.1

Ameri100 acquires ATCG, a SAP Cloud services firm

PRINCETON, N.J., March 10, 2017 /PRNewswire/ -- AMERI Holdings, Inc. ("Ameri100" or the "Company") (AMRH), today announced the acquisition of ATCG Solutions ("ATCG"), a system integration firm specializing in providing end-to-end SAP Enterprise Cloud Services. ATCG brings deep expertise in the areas of SAP HANA, Hybris, SuccessFactors and Business Intelligence. This acquisition reinforces Ameri100's position as a leading global systems integrator and service provider across the entire SAP product portfolio.

ATCG Solutions, founded in 2013 and based in Folsom, California, will strengthen Ameri100's SAP cloud service capabilities and presence in the U.S. market.

"We are excited about the acquisition of ATCG, which, in a short span of time, has established itself as a strong player in the high-growth SAP Cloud services segment. The combination of ATCG and Ameri100 will allow us to better serve our combined customers worldwide," said Giri Devanur, President and CEO of Ameri100. "With this acquisition, Ameri100 has successfully completed 8 acquisitions since its inception with several attractive target firms in the pipeline," he added.

Brent Kelton, CEO of ATCG Solutions and now Ameri100 Executive Vice President and Head of Sales, commented, "ATCG has been able to establish itself as a prominent player in the SAP consulting market with its cloud services. This combination will bring to both ATCG and Ameri100 customers expanded skills and a deep knowledge base that leverages Ameri100's global partner network and capabilities."

Lokesh Sikaria, Managing Partner of Moneta Ventures, a majority stakeholder in ATCG Solutions, commented, "We see a perfect complement of services and markets served between ATCG and Ameri100, one that augurs well for clients and employees of both companies."

With the acquisition of ATCG, Ameri100 continues to demonstrate its commitment to strengthening its capabilities in SAP services and premium consulting to transform businesses through strategic growth. Ameri100, through both organic growth and strategic acquisitions, has a goal of achieving an annualized revenue run-rate of $100 million by the end of 2017.

About AMERI Holdings, Inc.

AMERI Holdings, Inc. is a SAP global systems integrator that enables clients to achieve business value through SAP solutions. Ameri100 combines business strategy and deep technical implementation expertise to provide premium SAP digital services to exceptional companies globally. Headquartered in Princeton, New Jersey, with offices in New York, Atlanta, Dallas, Phoenix, Kansas City and Toronto, as well as offshore centers in Bangalore, Mumbai and Chennai India, the Company is a global leader in consulting and technology solutions. Ameri100 is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. The Company leverages a global partner ecosystem that has deep knowledge and skills to provide innovative solutions for clients. For further information, visit www.ameri100.com.

About ATCG Solutions

ATCG Solutions provides its clients with a wide range of information technology development, consultancy and managed services with an emphasis on the design, build and rollout of SAP solutions and related products. ATCG has dedicated practices and solutions focused on SAP Hybris, SAP BI/BW on HANA, SAP S/4 HANA, SAP SuccessFactors and SAP Managed Services. Headquartered in Folsom, California, ATCG prides itself on the high quality and experience of its consultants and the timeliness with which it delivers project based solutions. ATCG is a certified SAP Services Partner with additional partner designations specific to SAP SuccessFactors and SAP Hybris. ATCG has offices in Folsom, CA, Irvine, CA, Houston, TX, Dallas, TX, Baton Rouge, LA, and an offshore center in Noida, India.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the "SEC"), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward- looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Press Contact

Carlos Fernandez

100 Canal Pointe Blvd, Suite 108 Princeton, NJ 08540

Phone: (732) 243-9250

Email: carlos.fernandez@ameri100.com